Exhibit 99.1

Oaktree Strategic Income Corporation Announces Second Fiscal Quarter 2018 Financial Results

LOS ANGELES, CA, May 8, 2018 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended March 31, 2018.

Second Fiscal Quarter 2018 Highlights

•	Total investment income of $10.6 million, or $0.36 per share;

•	Net investment income of $4.6 million, or $0.16 per share;

•	Net asset value per share as of March 31, 2018 of $9.99; and

•	Originated $94.3 million of new investment commitments and received $75.5 million in connection with full repayments and exits of investments.

Management Commentary

“We made continued progress toward optimizing our portfolio and capital structure during the second fiscal quarter,” said Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income. “We exited most of our lower yielding, broadly syndicated loans and redeployed capital into new investments that we believe will generate attractive risk-adjusted returns. Importantly, a number of these investments were made alongside other Oaktree funds.”

“Our Board of Directors has approved a proposal to modify our asset coverage requirement from 200% to 150%, and we will also be seeking stockholder approval to accelerate the effective date of this change,” said Mathew Pendo, Chief Operating Officer of Oaktree Strategic Income. “We believe that increasing leverage on OCSI’s primarily first lien portfolio will allow us to further scale our portfolio and ultimately enhance the return on equity for our stockholders.”

Portfolio and Investment Activity

As of March 31, 2018, the fair value of the investment portfolio was $542.7 million and was comprised of investments in 64 portfolio companies and investments in FSFR Glick JV LLC (“Glick JV”).

At fair value, 89.0% of the Company’s portfolio as of March 31, 2018 consisted of senior secured floating-rate debt investments, including 85.5% of first lien loans and 3.5% of second lien loans; 10.7% consisted of a subordinated note investment in Glick JV; and 0.3% consisted of equity investments in other portfolio companies.

As of March 31, 2018, Glick JV had $166.6 million in assets, including senior secured loans to 28 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended March 31, 2018.

The weighted average yield on the Company’s debt investments as of March 31, 2018, including the return on our subordinated note investment in Glick JV, was 7.9%.

During the quarter ended March 31, 2018, the Company originated $94.3 million of new investment commitments in 11 new portfolio companies and funded $94.7 million of investments across new and existing portfolio companies.

During the quarter, the Company received $75.5 million in connection with the full repayments and exits of 13 of its investments, and an additional $22.9 million in connection with other paydowns and sales of investments.

Results of Operations

Total investment income for the quarter ended March 31, 2018 was $10.6 million, including $9.1 million of cash interest income from portfolio investments.

Net expenses for the quarter were $6.0 million, a slight decline from $6.2 million in the prior quarter, primarily due to lower professional fees and general and administrative expenses, partially offset by higher incentive fees and interest expense.

Net unrealized appreciation on the investment portfolio for the quarter was $3.1 million. Net realized gain for the quarter was $1.0 million.

Liquidity and Capital Resources

As of March 31, 2018, the Company had $31.6 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $260.1 million, and $64.9 million of undrawn capacity on its credit facilities and 2015 debt securitization, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 3.7% as of March 31, 2018.

As of March 31, 2018, the Company’s total leverage ratio was 0.88x debt-to-equity.

Dividend Declaration

The Board of Directors declared a quarterly dividend of $0.145 per share, payable on June 29, 2018 to stockholders of record on June 15, 2018.

Dividends are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of March 31, 2018, there were three investments on which the Company had stopped accruing cash and/or payment-in-kind (“PIK”) interest or original issue discount (“OID”) income that, in the aggregate, represented 3.8% of the debt portfolio at cost and 1.0% at fair value.

($ in thousands)

Non-Accrual - Debt Investments		As of March 31, 2018		As of September 30, 2017
Non-Accrual Investments at Fair Value	$	5,434	$	6,293

Non-Accrual Investments/Total Investments at Fair Value		1.0%		1.1%

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	March 31, 2018 (unaudited)	December 31, 2017 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost March 31, 2018: $72,410,345; cost December 31, 2017: $71,635,783; cost September 30, 2017: $71,340,632)	$57,895,281	$57,180,650	$57,606,674
Affiliate investments (cost March 31, 2018: $16,333,131; cost December 31, 2017: $17,477,733; cost September 30, 2017: $17,479,053)	—	1,010,509	935,913
Non-control/Non-affiliate investments (cost March 31, 2018: $493,721,398; cost December 31, 2017: $495,206,582; cost September 30, 2017: $516,270,639)	484,777,863	483,217,174	501,894,073

Total investments at fair value (cost March 31, 2018: $582,464,874; cost December 31, 2017: $584,320,098; cost September 30, 2017: $605,090,324)	542,673,144	541,408,333	560,436,660
Cash and cash equivalents	23,633,508	39,975,500	35,604,127
Restricted cash	7,973,136	6,196,671	7,408,260
Interest, dividends and fees receivable	2,681,992	2,679,014	3,014,075
Due from portfolio companies	37,546	59,606	286,260
Receivables from unsettled transactions	2,020,000	17,806,666	505,000
Deferred financing costs	2,220,700	1,097,060	1,222,933
Other assets	1,045,792	1,036,645	185,336

Total assets	$582,285,818	$610,259,495	$608,662,651

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,154,430	$1,000,417	$482,877
Base management fee and incentive fee payable	1,515,934	1,630,588	2,236,187
Due to affiliate	1,932,272	724,894	450,517
Interest payable	2,098,920	2,004,249	1,996,171
Payables from unsettled transactions	22,975,533	62,920,436	49,029,789
Director fees payable	130,000	130,000	98,008
Credit facilities payable	80,056,800	74,056,800	82,956,800
Notes payable (net of $2,079,079, $2,151,605 and $2,224,132 of unamortized financing costs as of March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	177,920,921	177,848,395	177,775,868

Total liabilities	287,784,810	320,315,779	315,026,217
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of March 31, 2018, December 31, 2017 and September 30, 2017	294,668	294,668	294,668
Additional paid-in-capital	373,995,934	373,995,934	373,995,934
Net unrealized depreciation on investments and secured borrowings	(39,791,730)	(42,911,765)	(44,653,664)
Net realized loss on investments	(27,764,071)	(28,737,328)	(24,354,622)
Accumulated overdistributed net investment income	(12,233,793)	(12,697,793)	(11,645,882)

Total net assets (equivalent to $9.99, $9.84 and $9.97 per common share at March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	294,501,008	289,943,716	293,636,434

Total liabilities and net assets	$582,285,818	$610,259,495	$608,662,651

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31, 2018	Three months ended December 31, 2017	Three months ended March 31, 2017	Six months ended March 31, 2018	Six months ended March 31, 2017
Interest income:
Control investments	$768,550	$1,198,697	$1,403,326	$1,967,247	$2,798,762
Affiliate investments	—	—	103,651	—	201,587
Non-control/Non-affiliate investments	8,290,028	8,764,475	9,139,651	17,054,503	18,523,656
Interest on cash and cash equivalents	62,879	71,095	31,954	133,974	62,496

Total interest income	9,121,457	10,034,267	10,678,582	19,155,724	21,586,501

PIK interest income:
Control investments	774,562	295,151	—	1,069,713	—
Affiliate investments	—	—	51,808	—	100,780
Non-control/Non-affiliate investments	7,493	3,263	10,533	10,756	20,965

Total PIK interest income	782,055	298,414	62,341	1,080,469	121,745

Fee income:
Affiliate investments	—	—	3,148	—	6,296
Non-control/Non-affiliate investments	651,259	398,049	275,478	1,049,308	678,774

Total fee income	651,259	398,049	278,626	1,049,308	685,070

Dividend and other income:
Control investments	—	—	—	—	187,420

Total dividend and other income	—	—	—	—	187,420

Total investment income	10,554,771	10,730,730	11,019,549	21,285,501	22,580,736

Expenses:
Base management fee	1,393,458	1,412,172	1,389,184	2,805,630	2,814,400
Part I incentive fee	480,384	259,722	287,351	740,106	1,277,728
Professional fees	745,110	1,020,183	433,774	1,765,293	692,302
Board of Directors fees	130,000	130,000	133,950	260,000	257,600
Interest expense	2,898,165	2,764,477	3,006,649	5,662,642	5,462,777
Administrator expense	281,931	279,684	182,026	561,615	328,485
General and administrative expenses	276,568	435,210	500,401	711,778	1,033,412

Total expenses	6,205,616	6,301,448	5,933,335	12,507,064	11,866,704
Fees waived	(240,192)	(117,493)	—	(357,685)	(6,232)
Insurance recoveries	—	—	—	—	(250,000)

Net expenses	5,965,424	6,183,955	5,933,335	12,149,379	11,610,472

Net investment income	4,589,347	4,546,775	5,086,214	9,136,122	10,970,264

Unrealized appreciation (depreciation) on investments:
Control investments	(59,931)	(721,175)	(234,622)	(781,106)	(1,805,816)
Affiliate investments	134,093	75,916	(460,180)	210,009	(1,647,585)
Non-control/Non-affiliate investments	3,045,873	2,387,158	13,937,165	5,433,031	11,468,324

Net unrealized appreciation on investments	3,120,035	1,741,899	13,242,363	4,861,934	8,014,923

Net unrealized appreciation on secured borrowings	—	—	—	—	(14,575)
Realized gain (loss) on investments and secured borrowings:
Affiliate investments	—	28	—	28	—
Non-control/Non-affiliate investments	973,257	(4,382,734)	(13,496,272)	(3,409,477)	(13,413,510)

Net realized gain (loss) on investments and secured borrowings	973,257	(4,382,706)	(13,496,272)	(3,409,449)	(13,413,510)

Net increase in net assets resulting from operations	$8,682,639	$1,905,968	$4,832,305	$10,588,607	$5,557,102

Net investment income per common share — basic and diluted	$0.16	$0.15	$0.17	$0.31	$0.37
Earnings per common share — basic and diluted	$0.29	$0.06	$0.16	$0.36	$0.19
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768
Distributions per common share	$0.14	$0.19	$0.19	$0.33	$0.42

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its second fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on May 8, 2018. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10118713, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly report on Form 10-Q for the quarter ended March 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Participants in the Solicitation

Oaktree Strategic Income Corporation, its directors and certain of its executive officers, the directors and executive officers and employees of Oaktree Capital Management, L.P. and its affiliates that provide services to the Company and its subsidiaries pursuant to the Investment Advisory Agreement, dated October 17, 2017, between the Company and Oaktree Capital Management, L.P. and the Administration Agreement, dated October 17, 2017, between the Company and Oaktree Fund Administration, LLC may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s Special Meeting of Stockholders (the “Special Meeting”).

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the shares of Company common stock (other than Oaktree Capital Management, L.P., which, together with its affiliates, has shared voting and dispositive power over an aggregate of approximately 27.1% of the Company’s common stock based on 29,466,768 shares of common stock outstanding as of May 7, 2018, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018), and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with the Special Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting Proxy Statement”), filed with the SEC on January 29, 2018 and (ii) the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 11, 2017 (the “Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2018 Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE SPECIAL MEETING (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2018 ANNUAL MEETING PROXY STATEMENT, THE FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement for the special meeting (when available), the 2018 Annual Meeting Proxy Statement, the Form 10-K and any other documents (including a proxy card) filed or to be filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website, www.sec.gov, or at the Company’s website www.oaktreestrategicincome.com or by writing to the Company’s Secretary at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. In addition, copies of the proxy materials, when available, may be requested by contacting the Company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., by calling toll-free at (855) 486-7909 or by mail at 51 Mercedes Way, Edgewood, NY 11717.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com